PRICING SUPPLEMENT NO. 62                                     Rule 424(b)(3)
DATED: April 16, 1998                                     File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                 Floating Rate Notes      Book Entry Notes
$10,000,000                       [x]                      [x]

Original Issue Date:              Fixed Rate Notes         Certificated Notes
April 20, 1998                    [_]                      [_]


Maturity Date:                    CUSIP#: 073928 AW 3
April 20, 1999

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:


                                           Optional             Optional
                         Redemption        Repayment            Repayment
Redeemable On            Price(s)          Date(s)              Price(s)
-------------            -----------       ----------           ----------

N/A                      N/A               N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.03%

---------------------

*        The 20th of each month.

**       The 20th of each month.

***      5.62625%

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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